UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2023

Solo Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40979	87-1360865
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Mustang Dr.

Grapevine, TX 76501

(Address of principal executive offices) (Zip Code)

(817) 900-2664

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.001 par value per share	DTC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Share Purchase Agreement

On May 10, 2023, Solo Brands, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with certain selling stockholders listed therein (the “Selling Stockholders”). Pursuant to the Purchase Agreement, on May 16, 2023, the Company is expected to close the repurchase of 5,605,509 shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”) from the Selling Stockholders in a private transaction, at a price per share equal to the shares sold to the public in the Offering (as defined below) less the underwriting discounts and commissions. The share repurchase is subject to the completion of the Offering. The closing of the Offering is not contingent on the closing of the share repurchase. The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Underwriting Agreement

On May 11, 2023, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc. and Jefferies LLC (the “Underwriters”) and the Selling Stockholders, in connection with the underwritten secondary offering by the Selling Stockholders of Class A Common Stock, at an Offering price of $5.25 per share pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-271341) and a related prospectus supplement filed with the Securities and Exchange Commission (the “Offering”). The closing of the Offering is expected to occur on May 16, 2023. The Company is not selling any shares of Class A Common Stock in the Offering and will not receive any proceeds from the Offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01.	Other Events.

On May 11, 2023, the Company issued a press release announcing the pricing of the Offerings. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 11, 2023, among the Company, the Selling Stockholders, BofA Securities, Inc. and Jefferies LLC.

10.1	Purchase Agreement, dated May 10, 2023, between the Company and the Selling Stockholders.

99.1	Press Release issued on May 11, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO BRANDS, INC.

Date: May 12, 2023	By:	/s/ Kent Christensen
Kent Christensen
General Counsel